[Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

                                                                       EXHIBIT 5



                                                     May 25, 1999



Quad Systems Corporation
2405 Maryland Road
Willow Grove, PA  19090

     Re: Shares of Common Stock of Quad Systems Corporation to be Issued
         Pursuant to the Quad Systems Corporation Employee Stock Purchase Plan
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Ladies and Gentlemen:

     We have acted as counsel to Quad Systems Corporation (the "Company") in connection with the Company's Employee Stock Purchase Plan (the "Plan") and the registration and issuance of up to an additional 150,000 shares of the Company's common stock, par value $.03 per share (the "Shares"), issuable under the Plan pursuant to the terms thereof.

     In rendering our opinion, we have assumed that a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Shares will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued, and that persons acquiring the Shares will do so strictly in acccordance with the terms of the Plan and will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares. We have also reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon the foregoing, we are of the opinion that the 150,000 Shares covered by the Registration Statement, when issued by the Company to the purchasers of the Shares in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP